Exhibit 10.3

                    EMPLOYMENT AGREEMENT WITH JOSEPH SCHWARZ

     EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 1st day of July, 2000 by and between AlphaRx Inc., a Delaware corporation ("Company"), and Joseph Schwarz ("Executive").

     WHEREAS, Company desires to employ Executive as its Chief Scientist and Executive desires to be employed by Company, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

1. EMPLOYMENT AND TERM. Company hereby employs Executive and Executive hereby accepts employment for a term commencing on July 1st, 2000 and continuing until June 30th, 2003, unless sooner terminated as provided for in this Agreement. Company and Executive have the option to renegotiate this Agreement beyond the three-year period. Executive hereby warrants and represents to Company that he is free to enter into this Agreement and is not a party to any agreement, written or otherwise, or bound by any restrictions, which limit or restrict him from entering into this Agreement or performing the services, duties and responsibilities called for hereunder.

2.     DUTIES.

2.1 Executive shall perform the duties of the Chief Scientist of the Company and such additional executive duties of Company and its affiliates as may be, from time to time, requested of him by the Company's Board of Directors or the Chairman, President and/or Chief Executive Officer of the Company.

2.2 Executive shall devote his full professional time and best efforts to the performance of his duties and responsibilities hereunder to advance the interests of the Company and shall not during the term of this Agreement (as defined in Section 1 hereof) be employed, involved or otherwise engaged in, either directly or indirectly, any other employment for gain, profit or other pecuniary advantage, without prior written consent of Company. At no time shall Executive engage in any activity that conflicts with the business of the Company or its affiliates. Nothing set forth in this section 2.2 shall be construed to prevent Executive from (i) acting as a member of Board of Trustees or a member of Board of Directors of any other corporation, or as a member of the Board of Trustees of any organization or entity which is not a competitor of the Company or (ii) devoting of such of Executive's time and attention to philanthropic, charitable, civic, community or other activities or endeavors as Executive shall reasonably determine but only to the extent that Executive's pursuance of any activities or endeavors does not materially and adversely effect the Executive's ability to

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       perform and discharge  Executive's  duties and  objectives to the Company hereunder.

2.3 Except for required travel on Company business, Executive shall perform his duties and responsibilities at the Company's principal executive offices located in the greater Toronto area. The Company shall furnish Executive with office space, secretarial assistance, a personal computer, and such other facilities and services as shall be suitable to Executive's position and adequate for the performance of his duties hereunder.

3. COMPENSATION. For all duties and responsibilities to be performed and/or assumed by Executive hereunder, Executive shall be entitled to receive an annual salary as set forth below ("Base Salary"). The Base Salary, less any sums required to be withheld by law, shall be payable in equal monthly installments or such other more frequent regular installments as the Company may, from time to time, determine. For purposes hereof, Base Salary shall be:

3.1 For the twelve-month period commencing with the date hereof, the Base Salary shall be $24,000 per year which shall be increased to $96,000 per year after the first six months of employment.

3.2 For each year thereafter, the Base Salary shall be increased by an amount determined by the Board of Directors but in no event less than (i) five percent (5%) after the first year, six percent (6%) after the second year and each year thereafter upon mutual agreement to extend the term. Each percentage increase for a particular year shall be based on the Base Salary for the immediately preceding year.

4. FRINGE BENEFITS. Company shall pay for or provide Executive with the following benefits:

4.1 For the first year, Executive shall be entitled to two (2) weeks paid vacation to be used at the Executive's discretion. Thereafter, Executive shall be entitled to three (3) weeks paid vacation during each full year of this Agreement to be used at the Executives discretion. Vacation time shall accrue on a pro-rata basis during each year of this Agreement. Any unused vacation shall not be cumulative from year to year unless otherwise agreed upon by the parties.

4.2 Such other employee benefits maintained by the Company for its senior executives and key management employees, including, all pension, profit sharing, retirement, stock bonus and stock option plans, to the extent Executive is eligible to participate pursuant to the terms and conditions of such plans.

4.3 Executive shall be reimbursed in a timely manner for all items of travel, entertainment and miscellaneous expenses which Executive reasonably incurs in connection with the performance of his duties hereunder, provided that the Executive submits to the Company such statements and other evidence supporting said expenses as the Company my reasonably require. Executive, when traveling

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       on Company  business,  shall be  permitted  to fly  economy  class on all domestic and international flights.

5.     STOCK OPTIONS.

5.1 As part of Executive's compensation for services to be rendered hereunder, Executive shall have the right and option to purchase from Company voting common stock in Company ("Option"). The total number of shares available to Executive under this Option is One Hundred & Twenty Five Thousand Shares (125,000) at a purchase price of Ten Cents ($0.10) per share ("Option Shares"). The Option Shares are available for purchase in installments as listed in Column A below and each installment shall become vested on the corresponding date listed in Column B, as follows:

     Column A              Column B
     Number of Shares      Date Option Shares Available for Purchase
                           Become Vested

     31,250 Upon the commencement of Executive's employment pursuant to the terms of this Agreement

     31,250                First anniversary date of this Agreement

     31,250                Second anniversary date of this Agreement

     31,250                Third Anniversary date of this Agreement

In order for the Option Shares to become vested as provided for above, Executive must be employed by the Company under the terms of this Agreement as of the vesting date set forth in Column B above.

5.2 Except as otherwise provided for below, the term of the Option granted shall remain in effect for five (5) years from the date on which such Option Shares become vested. If the Executive's employment with the Company is terminated by the Company for Cause (as defined herein) or by the act of Executive, the Executive's right to exercise vested Option Shares shall cease and become null and void within thirty (30) days of the date employment terminated, except as otherwise provided in Section
       5.3 hereof. All unvested Option Shares will terminate immediately as of the date of such termination of employment. In the event the Company receives, accepts and consummates a tender offer for all of its outstanding common stock prior to the vesting of the Option Shares, the vesting rights shall be accelerated so as to allow Executive to exercise the Option to purchase all of the Option Shares immediately prior to the consummation of such tender offer.

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5.3    Notwithstanding  anything  in  this  Section  5 to the  contrary,  if the
       Executive's employment is terminated for Cause, as set forth in Section 6.3, the Company shall have the right to terminate and withdraw any vested or unvested Options under this Agreement.

5.4 The purchase price of the Option Shares shall be paid in full upon the exercise of the Option, and Company shall not be required to deliver certificates for such Option Shares until payment has been made. In addition to, and at the time of payment of the purchase price for such Option Shares, Executive shall be responsible for all federal and state withholding or other employment taxes applicable to the taxable income of such Executive and any other fees resulting from the exercise of the Executive.

5.5 Each share of Option Stock purchased pursuant to the terms hereof shall carry all appropriate registration and/or restrictions on sale and notices as determined from time to time by Company's securities counsel. Executive shall cooperate with Company and Company's counsel in complying with all applicable securities laws.

6. TERMINATION OF EMPLOYMENT. The employment of Executive and Company's liability and obligations hereunder shall terminate as follows:

6.1 This Agreement shall terminate immediately upon the death of Executive. In such event, Company shall pay to such person as Executive may designate in a written notice filed with the Company, or if no such person shall be designated, to Executive's estate, a lump sum death benefit in an amount equal to two (2) months of Executive's Base Salary as in effect on the date of Executive's death and double indemnity in event Executive's death occurs while traveling on Company business.

6.2 This Agreement shall terminate immediately upon the Disability of Executive. Disability shall exist if due to a mental or physical condition, Executive is determined to be unable to perform his duties and responsibilities hereunder for a continuous period of two (2) months. Disability shall be conclusively established by written certification by two (2) licensed, disinterested physicians selected as mutually agreed upon between Company and Executive. In the event the two (2) physicians disagree, a third physician shall be selected by the two physicians to break such impasse. The costs associated with the determination of Disability shall be borne equally between Company and Executive. In the event of Disability, Executive shall be entitled to receive his Base Salary in accordance with Section 3 for a period of two (2) months following the onset of Disability.

6.3 The Company may discharge the Executive for Cause and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, Company shall have "Cause" to terminate the Executive's employment if the Executive, in the reasonable judgment of the Company:

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6.3.1  Willfully  fails to perform any  reasonable  directive  of the  Company's
       Board of Directors, Chairman or Chief Executive Officer.

6.3.2 Materially breaches any of the agreements, duties, responsibilities or obligations under this Agreement.

6.3.3 Embezzles or converts to his own use any funds or property of the Company or any client or customer of the Company.

6.3.4 Is convicted of a felony or any crime involving larceny, embezzlement or moral turpitude.

6.4 In the event that Executive's employment is terminated by the Company without Cause, as defined in Section 6.3, above, for a reason other than death or Disability, or Executive shall resign for "Good Reason", as defined below, then, in such event:

6.4.1 Executive's Base Salary, as defined in Section 3 as then in effect, shall continue to be paid for a period of one (1) month ("Payment Period").

6.4.2 Company shall maintain in effect during the Payment Period, for the continued benefit of the Executive, all of the employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Executive's termination provided same is possible under the general terms and provisions of such benefit plans and programs. Moreover, during the Payment Period the Company shall provide the Executive with such reasonable administrative and secretarial support services as may be necessary or appropriate in order to assist Executive in finding new employment or Executive may select an out-placement service to be paid for by the Company at a cost not to exceed One Thousand Dollars ($1,000).

       For purposes of this Section 6.4, "Good Reason" shall mean:

       (i)    An assignment to the Executive of any duties inconsistent with, or
              a  material  change  in  the  nature  or  scope  of,   Executive's
              responsibilities, authority or duties hereunder.

       (ii) Failure by the Company to comply with the provisions of this Agreement.

       (iii) Ill health of Executive or a member of his family, or any other compelling personal circumstance which, in the mutual discretion of the Executive, and the Chairman of the Company makes the Executive's continued employment hereunder impossible, or inappropriate.

6.5 Executive may voluntarily terminate his employment under this Agreement without Good Reason, as defined in Section 6.4 above, by giving the Company ninety (90) days prior written notice thereof, and upon the expiration of such ninety (90) day period, Executive's employment under this Agreement shall

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       terminate,  and Company shall have no further  obligation or  liabilities under this Agreement except to pay the Executive the portion, if any, that remains unpaid of the Base Salary and unpaid accrued prorated vacation for the period up to the date of termination. Resignation as defined herein must be in written form to the Board, witnessed and signed by the Executive.

7. SURRENDER OF BOOKS AND RECORDS. Executive acknowledges that all lists, books, records, literature, products and any other materials owned by Company or its affiliates or used by them in connection with the conduct of their business, shall at all times remain the property of Company and its affiliates and that upon termination of employment hereunder, irrespective of the time, manner or cause of said termination, Executive will surrender to Company and its affiliates all such lists, books, records, literature, products and other materials.

8. CONFIDENTIAL INFORMATION. Executive acknowledges that the confidential and proprietary information and data (which shall mean information or data not known or generally available to the public) obtained by him during the course of his performance under this Agreement (or his work prior to the date hereof for the Company) concerning the Company's business, affairs, products, inventions, processes, techniques, equipment, machinery, apparatus, business operations, technical information, drawings, specifications, materials, know how, and the like, and any knowledge or information developed by Executive as a result of performing Services hereunder (collectively referred to as the "CONFIDENTIAL INFORMATION"), are all the sole property of the Company. Executive agrees to hold all Confidential Information in confidence and not to disclose the same, without the prior written consent of the Company, to anyone for any reason at any time (unless so required by law or legal process, and then only after written notice to the Company and a reasonable opportunity for the Company to challenge, at its cost, such disclosure). Executive shall not, directly or indirectly, use or permit the use of any Confidential Information for any purpose, other than performing the Services hereunder, without the written consent of Company. Executive shall use his best efforts to prevent publication, disclosure or other use or transmission of any Confidential Information. Upon the termination or expiration of this Agreement, or earlier if requested by the Company, Executive agrees to return to the Company all Confidential Information in the possession of Executive, regardless of the form of such Confidential Information.

9.     INTELLECTUAL PROPERTY RIGHTS.

       (a) Without limiting the Company's rights arising by law or custom, Executive acknowledges that the Company shall exclusively own, and Executive hereby assigns, transfers, and conveys to the Company, all discoveries, work product, trademarks, service marks, trade names, brand names, software, copyrights, inventions, improvements, patents and other intellectual property rights produced, created, developed or conceived by Executive prior to or during the Term of this Agreement,

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              whether registered or unregistered,  which relate to the Company's
              business  (collectively,   the  "INTELLECTUAL  PROPERTY  RIGHTS").
              Executive shall disclose all such Intellectual Property Rights to the Company, and Executive agrees to execute and deliver all documents required by the Company to document or perfect the Company's exclusive ownership of the Intellectual Property Rights.

       (b) Executive further agrees that all copyrightable works developed by the Executive, either alone or with others, prior to or during the Term of this Agreement, which relate in any way to the Company's business, shall be considered to be works made for hire and the ownership of and the copyrights to such works shall be the exclusive property of the Company. Executive shall disclose all such works to the Company, and Executive agrees to execute and deliver all documents required by the Company to document or perfect the Company's exclusive ownership of such works.

       (c) Upon the termination or expiration of this Agreement, or earlier if requested by the Company, Executive agrees to return to the Company all tangible (including electronic storage) elements of the Intellectual Property Rights and works in the possession of Executive, regardless of the form of such Intellectual Property Rights and works.

       (d) Notwithstanding the foregoing, the provisions of Section 9(a) does not apply to any Intellectual Property Rights for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on Executive's own time, and which does not relate to the business of the Company or to the Company's actual or demonstrably anticipated business activities.

10. NONCOMPETITION COVENANT. Executive hereby agrees that, during the Term and for a period of two (2) years thereafter, Executive shall not, directly or indirectly, own, manage, operate, control, be employed by, act as an advisor or consultant to, or participate in, the ownership, management, operation, or control of any business involving the design, development, manufacture, distribution or sale (whether at wholesale or retail) of drug delivery technology or otherwise in competition with the businesses of the Company, as now or hereafter conducted, in any geographic market served by the Company during the restriction period; provided, however, that nothing contained in this Section shall prohibit the Executive from owning stock in a publicly traded company which is in competition with the Company provided Executive's aggregate holdings therein do not exceed one percent (1%) of the capital of such company. The provisions of this Section shall survive the expiration or termination of this Agreement.

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11.    MISCELLANEOUS.

11.1 Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall be sufficient when delivered personally, or three (3) days after mailing by registered or certified mail, return receipt requested, or the next day if sent by nationally recognized overnight courier with proof of delivery, in each case postage prepaid, addressed as follows:

       If to the Company:
       AlphaRx Inc.
       75 East Beaver Creek, Unit 10
       Richmond Hill, Ontario L4B 1B8
       Attn.: Michael M. Lee, President

       If to the Executive:
       Joseph Schwarz
       510-6020 Bathurst Street
       Toronto, Ontario M2R 1Z8

The foregoing addressees may be changed at any time by notice given in the manner herein provided.

11.2 This Agreement constitutes the entire understanding and agreement between Company and Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and the Company.

11.3 This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.

11.4 No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

11.5 This Agreement shall be governed by the statutes and common laws of the State of Delaware, excluding its choice of law statutes or common law.

11.6 The headings of the various sections and paragraphs have been included herein for convenience only and shall not be construed in interpreting this Agreement.

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11.7   If  any   provision   of  this   Agreement   shall  be  held  invalid  or
       unenforceable, the remainder of this Agreement shall, nevertheless, remain in full force and effect. If any provision is held invalid or
       unenforceable  with  respect  to  particular  circumstances,   it  shall,
       nevertheless, remain in full force and effect in all other circumstances.

11.8 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officer on the date first above written.

ALPHARX INC.

By: /s/ Sandro Persia                   By: /s/ Michael M. Lee
    --------------------------              ---------------------------
    Sandro Persia                           Michael M. Lee
    Secretary                               Chairman/CEO


EXECUTIVE

By: /s/Joseph Schwarz
    -------------------------
    Joseph Schwarz

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